UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2003

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Item 5.  Other Events

On November 7, 2003, 3Com Corporation (3Com) completed the sale of certain properties in Santa Clara, California.  These properties, consisting of approximately 876,000 square feet of office and manufacturing space and related furniture and fixtures, previously had been used by 3Com in its administrative, customer service, research and development, and manufacturing activities.

Net proceeds from the sale were approximately $62 million in cash.  The impact of the sale, which will be reflected in 3Com’s results of operations for the second quarter of fiscal 2004, is not expected to be significant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: November 7, 2003	By:	/s/ Mark Slaven
Mark Slaven
Executive Vice President, Finance and
Chief Financial Officer